Exhibit 5.1

800 17th Street, NW, Suite 1100 | Washington, DC 20007 | T 202.955.3000 | F 202.955.5564 Holland & Knight LLP | www.hklaw.com

April 6, 2020

Board of Directors

Pacific Premier Bancorp, Inc.

17901 Von Karman Avenue, Suite 1200

Irvine, California 92614

Re:                             Registration Statement on Form S-4 of Pacific Premier Bancorp, Inc.

Dear Ladies and Gentlemen:

We have acted as counsel to Pacific Premier Bancorp, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (“Securities Act”), of the registration statement on Form S-4 (the “Registration Statement”) (File No. 333-237188) that was filed by the Company with the Commission.  The Registration Statement relates to the registration under the Securities Act of such number of shares of the Company’s common stock, $0.01 par value per share, issuable to the former shareholders of Opus Bank (the “Shares”) in connection with the proposed transaction whereby Opus Bank will be merged with and into Pacific Premier Bank, a wholly-owned subsidiary of the Company (the “Merger”), pursuant to the Agreement and Plan of Reorganization, dated January 31, 2020 (the “Merger Agreement”), by and among the Company, Pacific Premier Bank and Opus Bank.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Merger Agreement; (ii) the Registration Statement and all exhibits thereto; (iii) the Second Amended and Restated Certificate of Incorporation, as amended, of the Company as presently in effect; (iv) the Amended and Restated Bylaws of the Company as presently in effect; (v) resolutions adopted by the Board of Directors of the Company relating to the authorization for the Registration Statement, the Merger Agreement, the issuance and sale of the Shares and other related matters; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.  In such

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examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the persons executing the documents we have examined have the legal capacity to execute such documents; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement, the Merger Agreement and other records, documents, instruments and certificates we have reviewed; and (v) all Shares will be issued in the manner stated in the Merger Agreement and the Registration Statement and the related joint proxy statement/prospectus.  As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and assuming the Agreement of Merger has been approved and endorsed by the California Department of Business Oversight — Division of Financial Institutions and duly filed with the Secretary of State of the State of California, we are of the opinion that the Shares to be issued by the Company pursuant to the Merger Agreement, when issued and delivered in accordance with the terms of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

The opinion is limited in all respects to the laws of the State of Delaware and we express no opinion as to federal law, including the federal securities laws, state securities (or “blue sky” laws) or the laws of any other jurisdiction.  Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent.  No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the references to us under the heading “Legal Matters” in the joint proxy statement/prospectus forming part of the Registration Statement and any amendments and supplements thereto.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP